Exhibit 99.3

Independent Auditor’s Report

Board of Directors

Protected.Net Group Limited

Fareham, United Kingdom

Opinion

We have audited the consolidated financial statements of Protected.Net Group Limited and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO LLP

BDO LLP

Southampton, United Kingdom

March 31, 2022

PROTECTED.NET GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

	At December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$35,067,389	$6,252,719
Restricted cash	1,333,456	5,603,764
Prepaid expenses and other current assets [Note 3]	546,352	359,329
Deposits	15,365	3,000,000

Total current assets	36,962,562	15,215,812
Due from related parties [Note 16]	33,081,720	10,229,719
Property, plant, and equipment [Note 4]	616,092	270,495
Intangible assets [Note 5]	369,179	53,230
Deferred Tax Assets [Note 13]	17,236,520	—
Goodwill [Note 5]	283,809	—

Total assets	$88,549,882	$25,769,256

Liabilities and Shareholders’ Deficit
Accounts payable	$216,035	$3,004,879
Accrued expenses and other liabilities [Note 6]	10,162,350	6,704,093
VAT tax liability [Note 17]	11,403,760	6,366,454
Deferred revenue [Note 10]	57,405,368	47,430,897
Related party deferred revenue [Note 16]	165,594	167,712
Current portion of note payable [Note 7]	2,812,500	1,500,000
Due to related party [Note 16]	22,509	4,389
Refund liability [Note 10]	536,753	511,779

Total current liabilities	82,724,869	65,690,203
Note payable, net of current portion and deferred financing costs [Note 7]	10,546,448	8,351,806

Total liabilities	93,271,317	74,042,009

Commitments and Contingencies [Note 8]
Shareholders’ Deficit [Note 9]:
Class A Preferred shares, par value £0.001 per share, 7,992,009 shares authorized, issued, and outstanding on December 31, 2021 and December 31, 2020, respectively	10,515	10,515
Class B Common shares, par value £0.001 per share, 7,960,105 shares authorized, issued, and outstanding on December 31, 2021 and December 31, 2020, respectively	10,558	10,558
Additional paid-in capital	40,953,320	40,953,320
Accumulated deficit	(45,695,828)	(89,247,146)

Total Shareholders’ Deficit	(4,721,435)	(48,272,753)

Total Liabilities and Shareholders’ Deficit	$88,549,882	$25,769,256

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2021	2020
Continuing operations
Revenue [Note 10]	$144,541,221	$90,908,297
Cost of revenue	98,946,484	97,980,269

Gross profit (loss)	45,594,737	(7,071,972)
Operating Expenses
General and administrative expenses [Note 14]	15,912,393	6,711,066
Related party rent expense [Note 16]	664,697	536,200

Total operating expenses	16,577,090	7,247,266
Other Operating (Expense) Income
Gain on sale of intangible assets [Note 11]	—	1,580,000
Foreign currency transaction loss	(1,340,513)	(134,514)
Other operating income	343,268	48,054

Total other operating (expense) income, net	(997,245)	1,493,540

Operating income (loss)	28,020,402	(12,825,698)

Non-Operating Income (Expense)
Related party interest expense [Note 16]	—	(405,767)
Interest expense [Note 7]	(583,428)	(29,085)
Related party interest income [Note 16]	941,416	2,285

Total non-operating income (expense)	357,988	(432,567)

Income (Loss) before income taxes	28,378,390	(13,258,265)
Income tax benefit [Note 13]	15,172,928	—

Net Income (Loss) and Comprehensive Income (Loss)	$43,551,318	$(13,258,265)

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Preferred shares		Common shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Total Deficit
	Shares	Amount	Shares	Amount
Balance on January 1, 2020	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(75,988,881)	$(35,014,488)
Net loss and comprehensive loss	—	—	—	—	—	(13,258,265)	(13,258,265)

Balance on December 31, 2020	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(89,247,146)	$(48,272,753)
Net income and comprehensive income	—	—	—	—	—	43,551,318	43,551,318

Balance on December 31, 2021	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(45,695,828)	$(4,721,435)

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$43,551,318	$(13,258,265)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	151,347	74,652
Amortization	93,953	66,646
Amortization of deferred financing costs	82,142	1,806
Financing fee income on loan with System1 SS Protect Holdings, Inc.	(77,121)	(2,285)
Gain on sale of Network Protect intangible assets	—	(1,580,000)
Change in operating assets and liabilities:
Deposits	2,984,635	(3,000,000)
Prepaid expenses and other current assets	(275,168)	(176,637)
Accounts payable	(3,117,740)	(55,698)
Accrued expenses	3,543,626	2,072,446
VAT tax liability	5,037,306	(1,801,173)
Refund liability	24,974	95,239
Deferred revenue	9,974,471	17,727,066
Deferred tax assets	(17,236,520)	—
Related party deferred revenue	(2,118)	167,712
Due from related party	(866,240)	(165,215)
Due to related party	18,120	(250,348)

Net cash provided by (used in) operating activities	43,886,985	(84,054)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash received in acquisition of Host Plus Limited, net	13,393	—
Loan advanced to Just Develop It Limited	(29,634,886)	—
Repayment of loan by Just Develop It Limited	29,634,886	—
Loan advanced to Company director	(2,216,341)	—
Repayment of loan by Company director	2,216,341	—
Loan advance to System1 SS Protect Holdings, Inc.	(21,908,640)	(10,059,719)
Proceeds from sale of intangibles	100,000	1,500,000
Purchases of intangibles, property, plant, and equipment	(523,846)	(212,966)

Net cash used in investing activities	(22,319,093)	(8,772,685)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan	5,000,000	10,000,000
Repayment of principal on bank loan	(1,500,000)	—
Payment of financing costs	(75,000)	(150,000)
Proceeds from related party loans	—	10,999,947
Repayment of related party loan	(448,530)	(10,999,947)

Net cash provided by financing activities	2,976,470	9,850,000
Effect of exchange rate changes on cash
Net change in cash	24,544,362	993,261
Cash and restricted cash, beginning of year	11,856,483	10,863,222

Cash and restricted cash, end of year	$36,400,845	$11,856,483

Supplemental disclosure of cash and non-cash investing and financing activities
Cash paid for interest	$(501,610)	$(474,663)

Receivable from the sale of Network Protect Limited intangible assets	—	100,000

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND LIQUIDITY

Business

Protected.net Group Limited (“Protected.net” or the “Company”) was formed on May 1, 2016 as a private company limited by shares incorporated in England and Wales. The Company established a wholly owned subsidiary, Network Protect Limited., in England and Wales, for the purpose of selling VPN software packages to end user customers. This Company was divested during 2020.

Protected.Net provides Antivirus Software solutions to its customers, offering its customers a single packaged solution that provides protection and reporting to the end user.

The Company operates through one entity in one industry, delivering Antivirus software directly to end-user customers across the world. With global reach, the Company transacts across five different currencies, GBP, EUR, CAD, AUD, and USD.

The Company services all customers and operations from a single location from within the UK, with support functions being operated at several overseas locations, dependent on the level of support required and the physical location of the customer.

The product offering comprises a core security package with varying levels of extra protection of a more specific nature should the customer require these.

Liquidity and Going Concern

The accompanying consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has financed its activities principally from the issuance of ordinary and preferred equity securities.

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic (the “Pandemic”). The Pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, and the extent of its impact on our operational and financial performance will depend upon certain developments, including the duration and spread of the outbreak and the impact on our customers and our sales cycles. During the years ended December 31, 2021 and 2020, our estimates and assumptions required increased judgment and carried a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods. As of the date of issuance of these consolidated financial statements, we are not aware of any specific event or circumstance that would require us to update our estimates, judgments or adjust the carrying value of our assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to our consolidated financial statements.

The Company has incurred substantial and negative cash flows from operations in every fiscal period from inception through 2020. For the year ended December 31, 2021, the Company reported net income of $43,551,318 and generated $43,886,985 in cash from operations. In addition, the Company had an accumulated deficit of $45,695,828 as of December 31, 2021. The Company’s cash and restricted cash as of December 31, 2021 is $36,400,845. The Company has achieved positive financial performance in 2021, which is forecasted to continue through the next twelve months following the issuance of these financial statements. In addition, the Company has extended one of its major business relationships with the provider of its Antivirus licenses through 2025. In early 2022, upon completion of the business combination, the Company repaid its loan with SVB and entered into an intercompany loan agreement worth up to $50,000,00. Neither of these subsequent events impact going concern.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Management prepares an annual budget which is then re-forecasted monthly using latest assumptions to help ascertain the going concern basis. In addition, a weekly cash forecast is also prepared to ensure that financial viability can continue. In 2021, the COVID-19 pandemic provided an element of uncertainty regarding macroeconomic conditions that may impact potential future earnings of the company. However, the Company was able to capitalize on growth opportunities afforded by the COVID-19 pandemic due to more people working from home and utilizing their devices, which provided a larger customer base and market. As a result of this, the Company was able to grow its customer base throughout the year. The Company anticipates these trends to continue in 2022.

On January 27, 2022, the Company executed and closed a business combination agreement (the “Business Combination”) with Trebia Acquisition Corp which, through a series of business combination transactions, resulted in the new company being listed on the New York Stock Exchange. As part of this transaction, the intercompany loan to System1 SS Protect Holdings, Inc. was repaid in full as well as the outstanding loan with Silicon Valley Bank. Refer to the Subsequent Events footnote at Note 19 for additional discussion on the merger.

Management uses internal transactional data to measure key business metrics, such as cost to acquire, average order value, and attrition rates to help assess the going concern basis. The Company is also constantly assessing its software offering to the public to ensure that it not only matches the customers’ needs and is priced reasonably, but also to explore potential add-ons or new products.

Given the Company’s net income, operating margin, its cash balance, and items discussed above, this will be sufficient to fund its operations for the next 12 months from the date of issuance of these financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Directors Responsibilities

The Directors are responsible for preparing these consolidated financial statements for the Company as of December 31, 2021 and 2020 and for the two years then ended, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors confirm that suitable accounting policies have been used and applied consistently for the years presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing the consolidated financial statements and that applicable accounting standards have been followed.

Basis for Preparation

These consolidated financial statements do not constitute the Company’s statutory accounts for 2021 and 2020. Statutory accounts prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” for the year ended December 31, 2020, which were presented in US dollars, have been reported on by the Independent Auditors’ in the United Kingdom. The Independent Auditors’ Reports on the Annual Report and Financial Statements for the year ended December 31, 2020 was unqualified and did not contain a statement under s498(2) or s498(3) of the United Kingdom Companies Act 2006.

The Directors have prepared these non-statutory financial statements for the years ended December 31, 2021 and 2020 for inclusion in a prospectus on Form S-1 to be submitted by System1, Inc. to the United States Securities and Exchange Commission (“SEC”).

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Basis of Consolidation

The consolidated financial statements include the accounts of Protected.net Group Limited and its wholly-owned subsidiaries. The Company does not have any nonconsolidated subsidiaries. All intercompany balances and transactions have been eliminated on consolidation, including unrealized gains and losses on transactions between the companies.

Management’s Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates in the Company’s financial statements relate to the estimate of variable consideration for revenue recognition, including the refund liability, impairment of long-lived assets, goodwill, and the valuation allowance of deferred tax assets. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the financial statements, actual results may materially vary from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less at acquisition to be cash equivalents. Of the total cash balance held by the Company, $33,529,408 and $4,391,673 are held with banks as of December 31, 2021 and 2020, respectively. The remaining cash balances are held with merchants.

Restricted Cash

The Company’s restricted cash consists of merchant reserve balances with our credit card processors held due to arrangements under which our credit card processors withhold credit card funds to cover charge backs in the event we are unable to honor our commitments. These cash balances are shown as a separate financial statement line item within current assets on our consolidated balance sheet.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown on the consolidated statements of cash flows.

	As of December 31,
	2021	2020
Cash held at banks	$33,482,467	$4,391,673
Cash held with merchants	1,584,922	1,861,046

Subtotal Cash and Cash Equivalents	$35,067,389	$6,252,719
Restricted Cash	1,333,456	5,603,764

Total	$36,400,845	$11,856,483

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable is stated at the amount the Company expects to collect and do not bear interest. The Company considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. These receivables have historically been paid timely. In addition, customers pay in advance for software and other services which are then earned over the life of the contract. Due to the nature of the accounts receivable balance, the Company believes there is no significant risk of non-collection and no allowance for doubtful accounts is required as of December 31, 2021 and 2020, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Periodically, the Company maintains cash deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s cash deposits are held at financial institutions that management believes to be of high credit quality and the Company has not experienced any losses in these deposits.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation and amortization are provided using the straight line method to amortize the cost of the assets to operations over their estimated useful lives. The below table outlines the estimated useful life for property, plant and equipment used for depreciation:

Asset Type	Depreciation Method	Estimated Useful Life
Computers	Straight-line	3 years
Furniture and Fixtures	Straight-line	4 years
Motor Vehicles	Straight-line	4 years
Office Equipment	Straight-line	3 years

Impairment of Long-Lived Assets (excluding goodwill)

Management evaluates whether events or changes in circumstances might indicate that the remaining estimated useful life of long-lived assets may warrant revision, or that the carrying value may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows compared to the carrying value of the asset to determine if an impairment is probable. If impairment is probable the carrying amount of the asset is reduced to the asset’s fair value Measurement of the amount of impairment would be based on generally accepted valuation methodologies, as deemed appropriate. An impairment loss is recognized immediately as an operating expense in the consolidated statement of operations and comprehensive income (loss). Reversal of previously recorded impairment losses are prohibited. As of December 31, 2021 and 2020, the Company’s management believed that no revision to the remaining useful lives or impairment of the Company’s long-lived assets was required.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Business Combinations

The Company accounts for its business combinations under the provisions of ASC Topic 805, Business Combinations (“ASC 805”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as a measurement-period adjustment. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings. For transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, is determined using established valuation techniques. The estimated fair value of the net assets acquired determined using the income approach to valuation is based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, such as trade names, may be determined using the cost to recreate method or a relief from royalty method depending on the asset acquired. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the fair value of the assets acquired and liabilities assumed.

The most significant assumptions under the cost to recreate method is to value acquired intangible assets including the cost and time to build the acquired technology as well as the developers’ profit and rate of return. Management develops these assumptions based on historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of Management, and such variations may be significant to estimated values.

Goodwill Impairment

The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets and other intangible assets acquired. Goodwill is tested for impairment annually as well as when a triggering event occurs that indicates that the fair value of the Company may be below its carrying amount. When a triggering event occurs, the Company has the option to first assess the qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that the fair value of the entity is less than its carrying amount, the entity must perform the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. Based on the results of the qualitative assessment, there were no indications of impairment at December 31, 2021.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, provides guidance on the development and disclosure of fair value measurements. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little, or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the years ended December 31, 2021 and 2020. The carrying value of the Company’s cash, restricted cash, deposits, prepaid expenses, accounts payable, and accrued expenses approximate fair value because of the short-term maturity of these financial instruments.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on the consolidated balance sheets and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the consolidated balance sheets for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective transition method. In addition, the Company elected the transition package of three practical expedients permitted within the standard, among other practical expedients which allowed the Company to carry forward prior conclusions about lease identification and classification.

Adoption of the new standard did not result in any recognition of ROU assets or lease liabilities given that the Company did not identify any leases as part of its evaluation. Refer to the related party footnote at Note 16 for discussion on the rental contract with a related party, Just Develop It Limited.

Revenue

On January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method with respect to all non-completed contracts. ASC 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes nearly all existing revenue recognition guidance, including industry-specific guidance.

The guidance is based on the principle that an entity should recognize revenue to depict the transfer of products or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The guidance also requires added disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgment and changes in judgments and assets recognized from costs incurred to fulfill a contract. The adoption of ASC 606 did not have a material effect on the Company’s financial position, results of operations, or internal controls over financial reporting.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue is primarily derived from the (i) delivery of the Antivirus software and (ii) delivery of the additional add-on service(s), which all are provided on a fixed-price basis. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to the customer. These contracts are all substantially the same and only differ depending on which, if any, additional add-on services are purchased.

Performance obligations are satisfied over time, being the length of the service contract (which is either monthly or annually). The Company’s services rendered to customers are generally paid for in advance with cash receipts recorded as deferred revenue with revenue recognized over time based on the satisfaction of the performance obligations to date.

The Company recognizes revenues from sales transactions containing sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under ASC 606 and are considered when estimating the transaction price for a sale. The Company uses the expected value method to determine the amount of refunds expected using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer.

The Company has elected the practical expedient for treatment of contract costs and expensed them as incurred.

Functional Currency and Operations

The Company and its subsidiaries functional and reporting currency is United States dollars (“USD”). Financial instruments and non-monetary assets denominated in currencies other than the functional currency are remeasured at year end with any income or loss recorded in the Statement of Operations. For the years ended December 31, 2021 and 2020, the Company and its subsidiaries recognized a loss of $1,340,513 and $134,514, respectively, due to this remeasurement.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advertising Expense

Advertising costs are expensed as incurred. Advertising costs were $26,616,136 and $26,769,881 for the years ended December 31, 2021 and 2020, respectively, and are included in cost of revenue on the consolidated statement of operations and comprehensive income (loss).

Other Operating Income

Other operating income is recognized when earned. Other operating income is made up of recharged income in which subscriptions are paid to a third party by the Company in full which Protected recovers such costs from the other related party companies. In addition, this balance includes a $220,000 commission payment that was received from a Company merchant during the year ended December 31, 2021. This was received due to an issue with the merchants system which impacted payment success rates, which has since been resolved. This balance also includes Coronavirus Job Retention Scheme grants which totalled $0 and $30,325 for the years ended December 31, 2021 and 2020, respectively.

License Costs

License costs are expensed as incurred. The costs relate to license arrangements with other antivirus providers who charge the Company per user for utilizing the core antivirus engine behind the Company’s product. The Company is typically invoiced on a quarterly basis on a forward-looking basis. Such costs are capitalized to prepaid expenses when they are paid and amortized through cost of revenue in the period that the services are provided.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) which is intended to simplify the accounting for income taxes by eliminating certain exceptions and simplifying certain requirements under Topic 740. Updates are related to intraperiod tax allocation, deferred tax liabilities for equity method investments interim period tax calculations, tax laws or rate changes in interim periods, and income taxes related to employee share ownership plans. The guidance for ASU No. 2019-12 is required for annual reporting periods, including interim periods within those annual periods, beginning after December 15, 2020, for business entities that are public, and after December 15, 2021, including interim periods within those annual periods, for all other entities, with early adoption permitted.” The Company adopted this guidance effective on January 1, 2021. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements. This ASU codifies the disclosure guidance of all codifications which provide entities with an option to either present information on the face or disclose it in the notes to the financial statements. ASU 2020-10 also clarifies application of various provisions in the codifications where the guidance may have been unclear. The ASU is effective for fiscal years beginning after December 15, 2020. The Company adopted this guidance effective on January 1, 2021. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses (Topic 326), which requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. Update No. 2016-13 is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which aims to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new guidance, goodwill impairment will be measured as the amount by which the carrying value exceeds the fair value. The loss recognized should not exceed the total amount of goodwill allocated to the reporting unit. The standard is effective for annual and interim reporting periods beginning after December 15, 2022. Early adoption is permitted. The Company had evaluated that this standard will have no effect on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The standard is effective for annual reporting periods beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt—Debt with Conversion and Other Options, for convertible instruments and also increases information transparency by making disclosure amendments. The standard is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	As of December 31,
	2021	2020
Prepaid Advertising	$97,800	$39,689
Prepaid Subscriptions	235,825	168,289
Prepaid Technical Support	131,760	—
Other Prepaid Expenses	80,967	151,351

Total	$546,352	$359,329

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	PROPERTY, PLANT, AND EQUIPMENT

	As of December 31,
	2021	2020
Computers	$265,511	$113,684
Furniture & Fixtures	316,209	217,008
Motor Vehicles	179,585	—
Office Equipment	114,127	47,796

	$875,432	$378,488
Less: Accumulated Depreciation	(259,340)	(107,993)

	$616,092	$270,495

Property, plant, and equipment consist of the following:

	December 31, 2021
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$113,684	$149,389	—	$(94,220)	$168,853
Furniture and fixtures	4 years	217,008	99,202	—	(125,270)	190,940
Motor Vehicles	4 years	—	179,585	—	(3,741)	175,844
Office equipment	3 years	47,796	68,768	—	(36,109)	80,455

Total		$378,488	$496,944	$—	$(259,340)	$616,092

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$56,151	$57,533	—	$(41,069)	$72,615
Furniture and fixtures	4 years	90,818	126,190	—	(52,396)	164,612
Office equipment	3 years	26,314	21,482	—	(14,528)	33,268

Total		$173,283	$205,205	$—	$(107,993)	$270,495

Depreciation expense was $151,347 and $74,652 for the years ended December 31, 2021 and 2020, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of the following:

	As of December 31,
	2021	2020
Software	$275,668	$255,668
Technology	312,000	—
Domain Name	100,089	22,187

	$687,757	$277,855
Less: Accumulated amortization	(318,578)	(224,625)

	$369,179	$53,230

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2021
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$255,668	$20,000	$—	$(249,496)	$26,172
Technology	5 years	—	312,000	—	(46,800)	265,200
Domain Names	5 years	22,187	77,902	—	(22,282)	77,807

		$277,855	$409,902	$—	$(318,578)	$369,179

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$243,168	$12,500	$—	$(210,445)	$45,223
Domain Names	5 years	47,187	—	(25,000)	(14,180)	8,007

		$290,355	$12,500	$(25,000)	$(224,625)	$53,230

Amortization expense was $93,953 and $66,646 for the years ended December 31, 2021 and 2020, respectively.

The following table displays the changes in goodwill as of December 31, 2021 and 2020, respectively:

Goodwill
Balance at January 1, 2021	$—
Additions	283,809

Balance at December 31, 2021	$283,809

6. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses consist of the following:

	As of December 31,
	2021	2020
Marketing	$5,344,603	$4,361,567
Income taxes payable	2,063,592	—
Payroll	661,187	632,880
Network Protected Limited post-deal activity	3,285	433,063
Accounting and professional fees	959,599	570,069
License and royalties	809,584	387,017
Software	78,000	74,500
Administrative	243,500	223,400
Other	214,872	134,610

Total accrued expenses and other liabilities	$10,162,350	$6,704,093

7. NOTE PAYABLE

On December 17, 2020, the Company entered into a new Facilities Agreement (the “Agreement”) with Silicon Valley Bank that provides for a facility of up to $10,000,000 (“Facility A”), and an additional facility (“Facility B”) up to $5,000,000, not to be used until Facility A is fully used. The Company was charged an arrangement fee of $150,000 in respect to Facility A. The arrangement fee was paid on December 17, 2020 relating to Facility A.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Agreement contains financial covenants, requiring a leverage ratio of between 2.50-3.00:1, and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of December 17, 2023. The Company was in compliance with all covenants as of December 31, 2021. Facility A and Facility B both carry a variable interest rate of 3.5% - 7.5%, payable on a quarterly basis. The note requires principal payments of $375,000 for the first 8 quarters and $1,750,000 for the final four quarters. On January 27, 2022, the Company repaid its outstanding principal and interest owed to Silicon Valley Bank as part of the Facilities Agreement. Refer to the Subsequent Events footnote at Note 19 for additional discussion on the loan payoff.

On March 31, 2021, the Company borrowed an additional $5,000,000 from its original new Facilities Agreement with Silicon Valley Bank that provided up to $5,000,000 to be borrowed from Facility B. The Company was charged an arrangement fee of $75,000 in respect to Facility B. The Facilities Agreement contains financial covenants, requiring a leverage ratio of between 2.50-3.00:1, and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of December 17, 2023. Facility B carries an interest rate of 3.75% for the first two years and 17.5% during the final year. The additional draw requires principal payments of $187,500 for the first 8 quarters and $875,000 for the final four quarters. The principal amount due in the next twelve months totals $2,812,500.

As of December 31, 2021 and 2020, the total loan balance was $13,500,000 and $10,000,000, respectively, and financing costs totalled $141,052 and $148,194, respectively. The deferred financing costs are amortized over a straight-line basis, which approximates the amortization under the effective interest rate method. Amortization of deferred financing costs during the years ended December 31, 2021 and 2020 was $82,142 and $1,806, respectively. Additionally, the Company incurred $583,428 and $29,085 of interest associated with the Note payable during the years ended December 31, 2021 and 2020, respectively.

8. COMMITMENTS AND CONTINGENCIES

Legal proceedings

In the normal course of business, the Company may become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material effect on the financial statements.

9. SHAREHOLDERS’ DEFICIT

The Company had one class of preferred and common shares, as outlined below, during the years ended December 31, 2021 and 2020. The common share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity (Deficit). On December 31, 2021, the Company has the authority to issue up to 0 shares of £0.0001 par value Class A Preferred Shares and 0 shares of £0.0001 par value Class B Ordinary Shares.

Preferred Shares

The Preferred Shares have a par value of £0.001 per share. Each share of the Company’s Preferred Shares entitled the holder to one vote on all matters to be voted upon by the Shareholders. Preferred Shares shall be first in priority to receive distributions based on the original value of the shares plus any accrued and unpaid dividends. As of December 31, 2021 and 2020, the Company had 7,992,009 preferred shares authorized and issued. The Preferred Shares carry a fixed cumulative preferred dividend at a rate of 7% per annum on the original value of these shares plus any accrued but unpaid dividend amounts, compounded annually.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Common Shares

The Company had one class of common shares, as outlined below, during the years ended December 31, 2021 and 2020. These share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Deficit.

The Ordinary Shares have a par value of £0.001 per share. Each share of the Company’s Ordinary Shares entitles the holder to one vote on all matters voted upon by the Shareholders. On liquidation or any distributions made to holders of Ordinary Shares, holders of Ordinary Shares shall be second in priority to receive distributions after payments are made to Preferred Shareholders. As of December 31, 2021 and 2020, the Company had 7,960,105 common shares authorized and issued.

10. REVENUE WITH CUSTOMERS

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control over the service to the customer which could occur over time.

A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Customers typically receive the benefit of the Company’s services as (or when) they are performed. Substantially all customer contracts provide that compensation is received for services performed to date. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are recorded as a reduction of revenue with a corresponding liability recognized.

Nature of goods and services

The following is a description of the Company’s services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:

i.	Delivery of Antivirus Software

Antivirus Subscription Services – The Company is a leading distributor of computer protection software. Their primary software, TotalAV Antivirus Pro, provides antivirus and anti-malware protection, spyware removal, adware cleaning, and more. The program can be installed and downloaded on 3 separate devices.

ii.	Delivery of additional add-on service(s)

In addition to TotalAV Antivirus Pro, the customers can sign up for additional services. These additional services include password vault, smartphone protection, identity protection, Ad Block Pro, protection on additional devices, Safe Browsing (VPN), and Advanced Cloud Scanning, among others.

The Company recognizes the sale of software over the length of the subscription (annually or monthly). The Company has two performance obligations (i.e., the Delivery of Antivirus Software and the Delivery of Additional Add-On Service(s)). Allocation of the transaction price was not necessary as the transaction prices for each separate performance obligation are separately stated in the contract.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes revenues from sales transactions containing sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under ASC 606 and are considered when estimating the transaction price for a sale. The Company uses the expected value method to determine the amount of refunds expected using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer. The total refund liability totaled $536,753 and $511,779 as of December 31, 2021 and 2020, respectively.

During the year ended December 31, 2021 and 2020, the Company recognized $114.9 million and $66.7 million, respectively, of revenue from the satisfaction of delivery of antivirus software. During the year ended December 31, 2021 and 2020, the Company recognized $29.6 million and $24.2 million of revenue from the satisfaction of delivery of additional add-on services, respectively.

The following table presents our revenues disaggregated by revenue stream.

	For the Year Ended
	December 31,
	2021	2020
Major products/service lines
Antivirus software revenue	$114,892,069	$66,729,758
Additional add-on service revenue	29,649,152	24,178,539

Total revenue	$144,541,221	$90,908,297

The following table presents our revenues disaggregated by geographic region.

	For the Year Ended
	December 31,
	2021	2020
Geographic Region
Germany	$14,862,815	$10,938,787
United Kingdom	22,162,283	13,222,636
Rest of Europe	23,860,130	17,638,111
United States	62,170,066	35,983,970
Rest of North America	7,862,060	4,917,152
Other	13,623,867	8,207,641

Total revenue	$144,541,221	$90,908,297

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenues

We record deferred revenues when cash payments are received in advance of our performance, primarily for subscription revenues. The increase in deferred revenues for the year ended December 31, 2021 is primarily driven by sales increases and periodic invoices due in advance of satisfying our performance obligations. Deferred revenue is released over the customers agreed term (monthly or annually) at a daily level. All brought forward deferred balances were released in the year to December 2021.

	For the Year Ended December 31,
	2021	2020
Deferred revenue at beginning of period	$47,430,897	$29,703,831
Deferred revenue recognized during period	(145,733,685)	(58,088,574)
Additions to deferred revenue during period	155,708,156	75,815,640

Deferred revenue at end of period	$57,405,368	$47,430,897

Practical Expedients and Exemptions

The Company has elected the practical expedient for treatment of contract costs as part of the adoption of ASC 606 and expensed them as incurred.

11. SALE OF NETWORK PROTECT LIMITED

On August 13, 2020, Network Protect Limited (“Seller”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement to sell its virtual private network subscription service business to Intersections Inc. (“Buyer”) for a total price of $1,600,000. Of the total purchase price, $1,500,000 was payable in cash at the time of closing with the remaining $100,000 to be payable on August 13, 2021. The remaining amount was paid from the Buyers to Seller on August 13, 2021. The assets sold included its customer lists as well as the rights to the Seller’s domain names. This sale excludes certain assets of the Seller such as cash, accounting records not related to the customer lists and domain names, advance receipts and debts, and the intellectual property rights to the software, websites, and apps.

The intangible assets which had a carrying value of $20,000 were disposed of and the difference between the sale price and carrying value, or $1,580,000, was recognized as a gain on sale of intangible assets within the other operating income section of the statement of operations and comprehensive income (loss).

The disposal did not meet the definition of discontinued operations given that it did not represent a strategic shift given Network Protect Limited’s total assets, revenue, and net income in comparison to the consolidated entity’s totals.

12. ACQUISITION OF HOST PLUS LIMITED

On March 31, 2021, the Company entered into a Share Purchase Agreement (the “Host Plus Agreement”) with Boxer Investment Group LLC, Christopher Philips, and Nicholas Baker (collectively, the “Sellers”) to purchase Host Plus Limited (“Host Plus”). Host Plus has developed a web hosting product for release to the public market, which has not yet been released as of the acquisition date (the “Host Plus Transaction”). The purpose of the acquisition for Protected.net is to enter a new business line in which it can leverage its marketing expertise and cross-sell the web hosting services to its antivirus solutions customer base. Pursuant to the Host Plus Agreement, the total purchase price was $448,668, which consisted of a payment of $138 in cash (the “Closing Payment”) to the Sellers as well as the assumption of Host Plus outstanding debt totalling $448,530. The outstanding debt assumed by the Buyer was due to Just Develop It Limited (“JDI”), who is the parent company of the Buyer and a related party. The Closing Payment was paid to the Sellers on March 31, 2021 (the “Closing Date”).

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the identifiable net assets acquired was less than the aggregate purchase consideration paid, and accordingly the Company recorded goodwill of $283,809, which will be evaluated for impairment annually. The Company evaluated whether the goodwill balance shall be impaired as of December 31, 2021. Given that no impairment indicators were found in Host Plus Limited, which is not a separate reporting unit, there was no impairment required for goodwill as of December 31, 2021.

Cash	$138
Host Plus debt assumed at closing	448,530

Total consideration	$448,668

The following table summarizes the preliminary purchase price allocations relating to the Host Plus acquisition:

Consolidated Fair Value
Cash Consideration	$138
Host Plus Debt Assumed at Acquisition	448,530

Total Purchase Price	448,668
Current Assets Acquired
Net Working Capital (Including Cash)	$(218,141)

Total Current Identifiable Assets	(218,141)
Non-Current Assets Acquired
Technology	312,000
Domain Name	71,000

Total Non-Current Identifiable Assets	383,000
Goodwill	$283,809

13. INCOME TAXES

A reconciliation of the statutory income tax rate to the Company’s effective tax rate consists of the following:

	For the Years Ended December 31,
	2021	2020
Statutory United Kingdom income tax rate	19.0%	19.0%
Permanent items	0.9%	-0.1%
Change in UK tax law to deferred taxes	-8.5%	—
Prior year adjustments	-5.5%	—
Change in valuation allowance	-59.4%	-18.9%

Effective tax rate	-53.5%	—%

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The components of income tax provision/(benefit) are as follows:

	December 31,
	2021	2020
United Kingdom:
Current	$2,170,803	$—
Deferred	(17,343,731)	—

Total	$(15,172,928)	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The temporary differences that give rise to deferred tax assets and liabilities are as follows:

	December 31,
	2021	2020
Deferred tax assets/(liabilities):
Net operating loss carryforwards	$17,346,628	$16,869,434
Deferred financing costs	(26,800)	(28,157)
Property, plant and equipment	(20,105)	(335)
Intangible assets	(63,203)	—

	17,236,520	16,840,942
Valuation allowance	—	(16,840,942)

Deferred tax assets, net of allowance	$17,236,520	$—

The Company recorded a full valuation allowance against its deferred tax assets as of December 31, 2020. The Company provides a valuation allowance for deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. The Company considers all available positive and negative evidence and makes certain assumptions in evaluating the realizability of its deferred tax assets. Many factors are considered which impact the Company’s projections of future sustained profitability.

For the year ended December 31, 2021, after considering all positive and negative evidence, including past earnings, historical trends and projected future taxable income from operating activities, the Company concluded that all of its deferred tax assets were more likely than not to be realized. Accordingly, the Company reversed the valuation allowance, which resulted in a $16,840,942 tax benefit to the income tax provision.

As of December 31, 2021 and 2020, the Company had net operating loss carry forwards of $78,538,911 and $88,786,492, respectively. The net operating loss carry forwards generated in the tax years from 2016 to 2021 and have an unlimited carry forward period.

The Company has no uncertain tax positions, or penalties and interest accrued, that if recognized would reduce net operating loss carry forwards or effect tax expense.

The Company files tax returns as prescribed by the tax laws in the United Kingdom in which they operate. In the normal course of business, the Company is subject to examination by the federal jurisdiction based on the statute of limitations. As of December 31, 2021, open years related to the United Kingdom are 2021 and 2020.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has no open tax audits with any taxing authority as of December 31, 2021.

14. GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses are comprised of the following items:

	For the Years Ended December 31,
	2021	2020
Depreciation and amortization	$245,299	$141,298
Value-added tax provision (Note 17)	4,602,494	2,934,307
SPAC transaction costs	1,163,786	—
Software	1,050,479	1,051,157
Salaries and benefits	5,332,195	793,779
Legal fees	813,468	515,318
Other general and administrative expenses	2,704,672	1,275,207

Total	$15,912,393	$6,711,066

15. DEFINED CONTRIBUTION PENSION

The Company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Company in an independently administered fund. The pension cost charge represents contributions payable by the Company to the fund. Contributions for the years ended December 31, 2021 and 2020 were $208,001 and $131,109, respectively. As of December 31, 2021 and 2020, $27,286 and $12,446 was owed to the pension scheme, respectively.

16. RELATED PARTY TRANSACTIONS

The Company has an agreement with JDI Property Holdings Limited (“JDI”) which allows for the Company to occupy desks at JDI’s property in such a place as JDI specifies from time to time in exchange for £25,000 per month. The agreement expires on June 21, 2022. The Company was also charged management fees and other staff costs by Just Develop It Limited and its subsidiaries (JDI and Skylark Golf & Country Club Limited), a group with common directors. The total of these expenses was $1,142,912 and $646,060 for the years ended December 31, 2021 and 2020 respectively. Of these amounts, $664,697 and $536,200 related to rent expense, respectively.

As of December 31, 2019, the Company had an outstanding payable due to a former shareholder of the Company totaling $237,671. The payable related to taxes withheld to be remitted to the United Kingdom that were later determined to be over-collected. This payable was paid back to the directors by the Company in full in 2020.

On February 3, 2020, the Company entered into a short-term intercompany loan with a director of the Company. Under this agreement, the director agreed to provide the Company with a $3,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on February 3, 2020 in full. The loan had a maturity date of March 17, 2020, which the Company paid back in full on this date. The Company incurred $35,000 of interest on this loan during the year ended December 31, 2020.

On March 13, 2020, the Company entered into an intercompany loan payable with System1 SS Protect Holdings, Inc. Under this agreement, SS Protect Holdings agreed to provide the Company with a $6,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on March 13, 2020 in full. The loan had a maturity date of March 13, 2021. The Company paid the loan back in full on November 13, 2020. The Company incurred $356,384 of interest expense on this loan during the year ended December 31, 2020.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On November 13, 2020, the Company entered into an intercompany loan payable with Protected Security Holdings LLC, the parent company of System1 SS Protect Holdings, Inc. Under this agreement, Protected Security Holdings agreed to provide the Company with a $1,999,947 loan that carried an interest rate of 7.5%. The loan was drawn on November 13, 2020 in full. The loan had a maturity date of November 13, 2023. The Company paid the loan back in full on December 18, 2020. The Company incurred $14,383 of interest expense on this loan during the year ended December 31, 2020.

On December 17, 2020, the Company entered into an intercompany loan receivable with System1 SS Protect Holdings, Inc. Under this agreement, the Company agreed to provide System1 SS Protect Holdings, Inc. with a line of credit with a maximum amount of $30,000,000. The line of credit has an interest rate of 0% from December 17, 2020 to December 31, 2020, 5% from January 1, 2021 to March 31, 2021, and 3.5% from April 1, 2021 until the agreement is terminated. The loan has a maturity date of January 1, 2023. On December 17, 2020, System1 S1 SS Protect Holdings, Inc. drew a total of $10,059,719 from the line of credit. As part of this loan, the Company charged S1 SS Protect Holdings a set-up fee of $170,000. The set-up fee is being recognized through income over the term of the loan.

During the year ended December 31, 2021, S1 SS Protect Holdings drew an additional $21,908,640 from the line of credit provided by the Company as part of the loan agreement. The loan draw will accrue interest at an interest rate of 3.5% from the time of the loan draw until funds are paid back to the Company. The loan has a maturity date of January 1, 2023. As part of this loan, the Company charged S1 SS Protect Holdings a set-up fee of $75,000. The set-up fee shall be recognized through income over the term of the loan.

As of December 31, 2021 and 2020, the total outstanding balance of the loan with System1 S1 SS Protect Holdings, Inc. was $32,832,653 and $10,059,719, respectively. As of December 31, 2021 and 2020, the total amount included in deferred revenue relating to financing fees not yet recognized was $165,594 and $167,712, respectively. Total financing fees recognized during the years ended December 31, 2021 and 2020 were $77,121 and $2,285, respectively. The Company recognized $941,416 and $0 of interest income related to this loan during the years ended December 31, 2021 and 2020, respectively.

On March 31, 2021, the Company entered into a Share Purchase Agreement to purchase Host Plus Limited (as described in Note 12). Each Seller of Host Plus Limited is a minority shareholder of the Company. In addition, the Company assumed the debt of Host Plus Limited as part of the acquisition, which was payable to JDI. As noted above, JDI is the parent company of Protected. On April 1, 2021, the Company provided an intercompany loan to Host Plus Limited who then repaid the outstanding loan in full on the same day in the amount of $448,530. The loan between Host Plus Limited and JDI did not have a stated maturity date and carried an interest rate of 0%.

During the year ended December 31, 2021, the Company entered into a short term loan agreement with Just Develop It Limited, which carried an interest rate of 0%. These loans allowed multiple drawdowns which totaled $29,634,886 and were fully repaid by the end of the period. In addition to this, as a part of the Host Plus Share Purchase Agreement, the Company assumed a debt payable to Just Develop It Limited which was repaid in full on April 1, 2021.

On May 19, 2021, the Company entered into a loan receivable with a director of the Company. Under this agreement, the Company agreed to provide the director with a loan facility of up to $2,000,000 which carried an interest rate of 0%. The loan did not specify a stated maturity date. The director of the Company drew multiple amounts in accordance with the facility during the year ended December 31, 2021. The loan was repaid in full to the Company on December 24, 2021.

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. VAT TAX LIABILITY

The Company has recorded a liability for worldwide VAT and US sales tax of $11,403,760 and $6,366,454 as of December 31, 2021 and 2020, respectively. The liability represents the Company’s best estimate of amounts due for sales tax and VAT due for sales that have occurred over the applicable periods subject to such indirect taxes. The Company has not been registered for sales tax in states where the group had created a Nexus, or VAT in certain countries. The Company has started the remediation process by appointing third party tax advisors to evaluate amounts due and disclosures to each tax jurisdiction. At the date of the issuance of these financial statements the business has registered in (and began to settle) its historic VAT obligations in: Australia, New Zealand, Norway and Switzerland.

18. SEGMENT REPORTING

Segment Reporting Disclosures

ASC Subtopic 280-10, “Segment Reporting,” establishes standards for reporting information about operating segments. The Company has voluntarily chosen to disclose certain operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance. The Company has one business line and operating segment. The information for revenue category service line, geography and timing of revenue recognition is summarized in Note 10, “Revenue with Customers”. Each of the long-lived assets are held in the United Kingdom.

The Company, including its CODM, uses Adjusted Operating Income (Loss), a non-GAAP financial metric, to evaluate Protected’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Additionally, the Company uses Adjusted Operating Income (Loss) as basis for setting variable compensation for its employees, the Company’s lenders use Adjusted Operating Income (Loss) to measure its compliance with credit facility covenants and the Company believes Adjusted Operating Income (Loss) is another approximation to measure its operating cash flow. Adjusted Operating Income (Loss) is defined as operating income/(loss) before depreciation and amortization, VAT accrual for previously uncollected VAT, directors’ salary payments which will cease upon completion of the Business Combination, non-recurring and restructuring expense and adjusted to remove earnings from terminated product lines and the change in deferred revenue during the period. Change in deferred revenue includes the movement in deferred revenue as well as the movement in the refund liability. Nonrecurring expenses include foreign exchange adjustments, costs incurred to date in regards to the business combination with System1 and costs incurred in regards to the Silicon Valley Bank financing agreement, which will cease upon completion of the Business Combination.

Adjusted Operating Income (Loss) for the years ended December 31, 2021 and 2020 are as follows:

	For the Years Ended December 31,
	2021	2020
Operating Income (Loss)	$28,020,402	$(12,825,698)
Depreciation and amortization	245,300	141,298
Terminated product lines	(80,775)	(1,777,261)
VAT accrual for previously uncollected VAT	4,674,727	2,934,307
Director Salary Payments	2,806,497	—
Non-cash foreign exchange adjustments	1,340,513	110,090
Non-recurring expense, primarily related to acquisitions, financing and SPAC transaction costs	1,690,426	489,955
Changes in deferred revenue	9,974,471	18,083,645

Adjusted operating income	$48,671,561	$7,156,336

PROTECTED.NET GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of March 31, 2022 and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements except for the below items.

On June 28, 2021, the Company entered into a Business Combination Agreement (as amended on November 30, 2021, January 10, 2022 and January 25, 2022), (the “Business Combination Agreement”) by and among Trebia Acquisition Corporation (“Trebia”) and Protected (together with System1 and Trebia, collectively, the “Companies”). On January 27, 2022 (the “Closing Date”), the Company consummated the merger (the “Merger”) pursuant to the Business Combination Agreement. Following the consummation of the Merger, the combined company (“Post Closing Company”) is organized in an “Up-C” structure, in which substantially all of the assets and business operations of System1 are held by S1 Holdco. The combined Companies’ business continues to operate through the subsidiaries of S1 Holdco and Protected. Additionally, Trebia’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange (“NYSE”), and System1 Inc.’s Class A Common Stock began trading on the NYSE on January 28, 2022 under the symbols “SST” and “SST.WS,” respectively.

The consideration paid to the existing Securityholders of System1 and Protected in connection with the Merger was a combination of cash and equity.

On January 27, 2022, the Company repaid its outstanding principal and interest owed to Silicon Valley Bank as part of the Facilities Agreement (as described in Note 7). The total amount paid back to Silicon Valley Bank was $13,167,694, which included a principal amount of $12,937,500 accrued interest of $36,132, and a prepayment charge of $194,063.

On January 27, 2022, the Company entered into a loan agreement with System1 LLC, a related party. This loan enables System1 LLC to draw up to $50,000,000 at an interest rate of 0.44% per annum on the drawn balance. The drawn balance to date is $23,153,067.